Exhibit 10.2

AMENDMENT TO THE

PEPCO HOLDINGS, INC.

SECOND REVISED AND RESTATED

EXECUTIVE AND DIRECTOR DEFERRED COMPENSATION PLAN

This Amendment (this “Amendment”) to the Pepco Holdings, Inc. Second Revised and Restated Executive and Director Deferred Compensation Plan (the “Plan”) is made by PEPCO HOLDINGS, INC., a Delaware corporation (the “Company”), effective as of the closing of the merger with Exelon Corporation (the “Amendment Effective Date”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Plan.

WHEREAS, the Plan was amended and restated in its entirety by the Company on December 15, 2011; and

WHEREAS, Section 7.01 of the Plan provides that the Company may amend the Plan at any time, subject to certain exceptions; and

WHEREAS, the Company has entered into an Amended and Restated Agreement and Plan of Merger, dated July 18, 2014 (the “Merger Agreement”), by and among the Company, Exelon Corporation, a Pennsylvania corporation (“Exelon”), and Purple Acquisition Corp., a Delaware corporation and an indirect, wholly owned subsidiary of Exelon (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Exelon, which was approved by the stockholders of the Company at a special meeting held on September 23, 2014; and

WHEREAS, Article IV of the Merger Agreement sets forth provisions for the exchange and cancellation of the Company’s common stock, $.01 par value per share, and the settlement of Company Awards (including amounts of Deferred Compensation credited to Directors in the form of phantom shares under the Plan (“Phantom Shares”)) that are outstanding as of the effective time of the Merger; and

WHEREAS, the Compensation/Human Resources Committee of the Board has recommended, and the Board has determined, that it is in the best interests of the Company to amend the Plan as set forth herein to give effect to the provisions of Article IV of the Merger Agreement with respect to the Phantom Shares and the Plan.

NOW, THEREFORE, BE IT RESOLVED, that, pursuant to Section 7.01 of the Plan, the provisions of the Plan are hereby deemed amended to the extent required to (i) permit all Phantom Shares credited to Directors under the Plan as of the Amendment Effective Date to be settled in accordance with Section 4.3 of the Merger Agreement, and (ii) eliminate the right of any Executive or Director to elect to have his or her Deferred Compensation expressed in the form of Phantom Shares or credited to a Phantom Share account; and be it

FURTHER RESOLVED, that, effective as of the Amendment Effective Date, each reference in the Plan to “this Plan,” “hereunder,” “hereof” or words of like import referring to the Plan, shall mean and be a reference to the Plan, as amended by this Amendment; and be it

FURTHER RESOLVED, that, effective as of the Amendment Effective Date, the amendment to the Plan as provided in this Second Amendment shall apply to and be binding upon each Executive and Director.

[Signature page appears on following page]

IN WITNESS THEREOF, the Company has caused this Amendment to be signed this 23rd day of March, 2016.

ATTEST:		Pepco Holdings, Inc.

By:	/s/ Jane K. Storero	By:	/s/ Joseph M. Rigby
	Jane K. Storero		Joseph M. Rigby
	Secretary		Chairman of the Board, President
and Chief Executive Officer